Exhibit 10.1

Execution Version

First Amendment to Credit Agreement

This First Amendment dated as of July 19, 2019 (this “Amendment”), is among DIPLOMAT PHARMACY, INC., JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Majority in Interest of the Revolving Lenders and Term A Lenders, and amends that certain Credit Agreement, dated as of December 20, 2017, (as amended, supplemented or otherwise modified up to the date hereof, the “Existing Credit Agreement”, as amended by this Amendment and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Existing Credit Agreement.

ARTICLE I. Amendment to the Existing Credit Agreement. Upon the satisfaction of the conditions set forth in ARTICLE III and ARTICLE IV below, the Existing Credit Agreement is hereby amended as follows:

a)             Section 6.12(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“The Company will not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter of the Company ending after the Closing Date to exceed 5.75 to 1.00, (a) provided such ratio shall step up to (i) 6.00 to 1.00 on and after September 30, 2019 and (ii) 6.75 to 1.00 on and after December 31, 2019, and (b) such ratio shall step down to (i) 6.50 to 1.00 on and after June 30, 2020, (ii) 6.25 to 1.00 on and after September 30, 2020, (iii) 6.00 to 1.00 on and after December 31, 2020 and (iv) 4.00 to 1.00 on and after March 31, 2021. If a Covenant Trigger Event occurs prior to March 31, 2021, the covenant levels set forth in the previous sentence shall be reduced by 3.00 to 1.00 and (i) compliance with this Section 6.12(a) shall then be tested on the date on which such Covenant Trigger Event occurs, based on the financial statements most recently delivered pursuant to Section 5.01(a) or (b) and the covenant level (reduced by 3.00 to 1.00) applicable to such completed fiscal quarter and calculated on a Pro Forma Basis, and on the last day of each fiscal quarter of the Company ended thereafter, and (ii) the Borrower shall promptly cause a Compliance Certificate to be delivered to the Administrative Agent setting forth the calculation of the financial covenant set forth in this Section 6.12(a).”

b)             Section 6.12(b) of the Existing Credit Agreement shall is hereby amended and restated in its entirety as follows:

“The Company will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter of the Company ending after the Closing Date to be less than 2.75 to 1.00, (a) provided such ratio shall step down to (i) 2.50 to 1.00 on and after September 30, 2019 and (ii) 2.25 to 1.00 on and after December 31, 2019 and (b) such ratio shall step up to (i) 2.375 to 1.00 on and after June 30, 2020 and (ii) 3.00 to 1.00 on and after March 31, 2021. If a Covenant Trigger Event occurs prior to March 31, 2021, the covenant levels set forth in the previous sentence shall be increased by 3.00 to 1.00 and (i) compliance with this Section 6.12(b) shall then be tested on the date on which such Covenant Trigger Event occurs, based on the financial statements most recently delivered pursuant to Section 5.01(a) or (b) and the covenant level (increased by 3.00 to 1.00) applicable to such completed fiscal quarter and calculated on a Pro Forma Basis, and on the last day of each fiscal quarter of the Company ended thereafter, and (ii) the Borrower shall promptly cause a Compliance Certificate to be delivered to the Administrative Agent setting forth the calculation of the financial covenant set forth in this Section 6.12(b).”

c)              New definitions are hereby incorporated to the Defined Terms in Section 1.01 of the Existing Credit Agreement in alphabetical order as follows:

““First Amendment” means, that certain First Amendment to this Agreement dated as of July 19, 2019.”

““Covenant Trigger Event” has the meaning assigned to such term in Exhibit A to the First Amendment.”

d)             Clause (a)(ix)(a) of the definition of “Consolidated EBITDA” is hereby amended by adding “, and, solely for purposes of calculating compliance with the Financial Covenants, the First Amendment” immediately after “Dispositions” therein.

e)              The reference to “Pro Forma Compliance with the Financial Covenants” in Section 5.17 shall be deemed to be such Financial Covenants prior to giving effect to this Amendment.

ARTICLE II. Representations. The Company makes the representations and warranties in Article III of the Credit Agreement and confirms that such representations and warranties are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date. Additionally, the Company represents and warrants that immediately before and after giving effect to this Amendment on the date hereof, no Default or Event of Default has occurred and is continuing.

ARTICLE III. Condition to Effectiveness. This Amendment (other than the amendments to be effectuated pursuant to Article I of this Amendment) shall become effective on the first date on which the following condition is satisfied (the date on which such condition is satisfied, the “Effective Date”):

a)             the Administrative Agent shall have received counterparts of this Amendment from the Company, the Administrative Agent and a Majority in Interest of the Revolving Lenders and Term A Lenders.

ARTICLE IV. Conditions to Effectiveness of Article I. Article I of this Amendment shall become effective on the first date on which the following conditions are satisfied (the date on which such conditions are satisfied, the “Article I Effective Date”):

a)             the Company shall have paid to the Administrative Agent, for the account of each Lender party to this Amendment that has provided its signature to the Administrative Agent by 5:00 p.m. New York City time on July 19, 2019, a consent fee equal to 0.50% of such Lender’s outstanding, without duplication, Loans and Commitments on the Effective Date (but, solely for such purposes, calculated after giving effect to the Revolving Commitment Reduction pursuant to Article IV(b) as if that occurred on the Effective Date;

b)             the Company shall have voluntarily permanently reduced the Revolving Commitments pursuant to Section 2.08 of the Credit Agreement by an amount equal to or greater than $50,000,000 (the “Revolving Commitment Reduction”); and

c)              the Administrative Agent shall have received all separately agreed fees owing by the Company on the Article I Effective Date and expenses, in each case invoiced and, in the case of expenses, required to be reimbursed to the Administrative Agent by the Company on the Article I Effective Date under the Existing Credit Agreement (including the reasonable and out of pocket fees, charges and disbursements of counsel for the Administrative Agent).

2

ARTICLE V. Miscellaneous.

5.1                               On and after the date hereof, references in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended, restated, modified or supplemented from time to time. This Amendment shall constitute a Loan Document. This Amendment does not constitute a novation of any Obligations.

5.2                               Except as expressly amended hereby, the Company agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed and shall remain in full force and effect in accordance with their terms and that it is not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Nothing herein shall be deemed to entitle the Company to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

5.3                               This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic mail message shall be effective as delivery of a manually executed counterpart of this Amendment.

5.4                               This Amendment shall be construed in accordance with and governed by the law of the State of New York.

5.5                               Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

[Remainder of page intentionally blank]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DIPLOMAT PHARMACY, INC.

by	/s/ Daniel Davison
	Name:	Daniel Davison
	Title:	CFO

DPLO Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Paul E. Flynn
Name:	Paul E. Flynn
Title:	Authorized Officer

DPLO Amendment

Capital One, National Association, as a Lender

By:	/s/ Karen M. Dahlquist
Name:	Karen M. Dahlquist
Title:	Senior Vice President

DPLO Amendment

Citizens Bank, N.A., as a Lender

By:	/s/ Michael D. Monte
Name:	Michael D. Monte
Title:	Managing Director

DPLO Amendment

FIFTH THIRD BANK, as a Lender

By:	/s/ Nathaniel E. Sher
Nathaniel E. Sher
Senior Vice President

Classification: Internal Use

DPLO Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ John D. Toronto
Name:	JOHN D. TORONTO
Title:	AUTHORIZED SIGNATORY

By:	/s/ Lingzi Huang
Name:	Lingzi Huang
Title:	Authorized Signatory

DPLO Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Yumi Okabe
Name:	Yumi Okabe
Title:	Vice President

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Vice President

DPLO Amendment

Huntington National Bank, as a Lender

By:	/s/ Cheryl B. Holm
Name:	Cheryl B. Holm
Title:	Sr. Vice President

DPLO Amendment

KeyBank National Association, as a Lender

By:	/s/ Suzannah Valdivia
Name:	Suzannah Valdivia
Title:	Senior Vice President

DPLO Amendment

Morgan Stanley Senior Funding, Inc., as a Lender

By:	/s/ Jackson Eng
Name:	Jackson Eng
Title:	Vice President

DPLO Amendment

FLAGSTAR BANK, FSB, as a Lender

By:	/s/ Elizabeth K. Hausman
Name:	Elizabeth K. Hausman
Title:	First Vice President

DPLO Amendment

Comerica Bank, as a Lender

By:	/s/ Michael Cliff
Name:	Michael Cliff
Title:	Vice President

DPLO Amendment

Chemical Bank, as a Lender

By:	/s/ John R. Hruska
Name:	John R. Hruska
Title:	Sr. Vice President

DPLO Amendment

EXHIBIT A

Covenant Trigger Events

Any one or more of the following occur (a “Covenant Trigger Event”):

1.                                      Any Investment is made in reliance on clauses (i) or (iii) of Section 6.04(w).

2.                                      Any Indebtedness (including any Incremental Facility or Alternative Incremental Facility Indebtedness) is outstanding in reliance on the Base Incremental Amount (other than up to $50 million that may be outstanding in reliance thereof) or the Maximum Incremental Ratio Amount.

3.                                      Any of the Permitted Amount is utilized.

4.                                      Any Restricted Payment is made in reliance on Section 6.08(a)(viii) or any payment is made in reliance on Section 6.08(b)(v).

5.                                      Any Disposition is made in reliance on Section 6.05(l) and 100% of the Net Proceeds thereof are not utilized to prepay Term Loans in a manner described in Section 2.11(c) (for the avoidance of doubt, without any reinvestment thereof) within 5 Business Days following the date such Net Proceeds are received.

6.                                      The Company fails to deliver, within 45 days after the end of each fiscal quarter (including the fourth fiscal quarter) of the Company, to the Revolving Lenders and Term A Lenders (which delivery shall occur by the Company providing such materials to the Administrative Agent for distribution to the Revolving Lenders and Term A Lenders) a projected balance sheet and projected statements of operations, shareholders’ equity and cash flows for each of the subsequent four fiscal quarters ending immediately after such fiscal quarter.